                           W. R. BERKLEY CORPORATION
                               475 STEAMBOAT ROAD
                          GREENWICH, CONNECTICUT 06830
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002
                         ------------------------------

To The Stockholders of
W. R. BERKLEY CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of W. R. Berkley Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, May 14, 2002 at 2:30 p.m. for the following purposes:

     (1) To elect three directors to serve until their successors are duly elected and qualify;

     (2) To approve the W. R. Berkley Corporation Annual Incentive Compensation Plan;

     (3) To ratify the appointment of KPMG LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 2002; and

     (4) To consider and act upon any other matters which may properly come before the Annual Meeting or any adjournment thereof.

     In accordance with the provisions of the Company's By-Laws, the Board of Directors has fixed the close of business on March 20, 2002 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement.

     You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

                                          By Order of the Board of Directors,
                                          IRA S. LEDERMAN
                                          Senior Vice President,
                                          General Counsel and Secretary
Dated: April 5, 2002

                           W. R. BERKLEY CORPORATION

                                PROXY STATEMENT
                         ------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 2002
                         ------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of W. R. Berkley Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of the Company, 475 Steamboat Road, Greenwich, Connecticut, on Tuesday, May 14, 2002 at 2:30 p.m. and at any adjournment thereof. The giving of a proxy does not preclude a stockholder from voting in person at the Annual Meeting. The proxy is revocable before its exercise by delivering either written notice of such revocation or a later dated proxy to the Secretary of the Company at its executive office at any time prior to voting of the shares represented by the earlier proxy. In addition, stockholders attending the Annual Meeting may revoke their proxies by voting at the Annual Meeting. The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from stockholders for a fee estimated at $7,500. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation, as well as by employees of Georgeson Shareholder Communications, Inc. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Company's Common Stock, par value $.20 per share (the "Common Stock"). The Annual Report of the Company for the fiscal year ended December 31, 2001 is being mailed to all stockholders with this Proxy Statement. The approximate mailing date is April 5, 2002.

     A list of stockholders will be available for inspection for at least ten days prior to the Annual Meeting at the principal executive office of the Company at 475 Steamboat Road, Greenwich, Connecticut 06830.

     The matters to be acted upon are described in this Proxy Statement. Proxies will be voted at the Annual Meeting, or at any adjournment thereof, at which a quorum is present, in accordance with the directions on the proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by election inspectors appointed for the Annual Meeting. The election inspectors will also determine whether a quorum is present. The holders of a majority of the Common Stock outstanding and entitled to vote who are present either in person or represented by proxy constitute a quorum for the Annual Meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                      OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 20, 2002 are entitled to receive notice of and to vote at the Annual Meeting. The number of shares of voting stock of the Company outstanding on that date was 33,498,607 shares of Common Stock, and the number of shares of voting stock of the Company entitled to vote was 33,328,607 shares of Common Stock. Each such share of Common Stock is entitled to one vote. The difference between the number of shares of Common Stock outstanding and the number of shares entitled to vote is the 170,000 shares of Common Stock that were purchased in 1997 by William R. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others." Executive officers and directors of the Company own or control approximately 15% of the outstanding Common Stock. Information as to persons beneficially owning 5% or more of the Common Stock may be found under the heading "Principal Stockholders" herein.

     Unless otherwise directed in the proxy, the persons named therein will vote "FOR" the election of the director nominees listed below, "FOR" the approval of the W. R. Berkley Corporation Annual Incentive Compensation Plan and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent certified public accountants for its fiscal year ending December 31, 2002. If a returned proxy does not specify a vote for or against a proposal, it will be voted in favor thereof.

     The election of directors, the approval of the W. R. Berkley Corporation Annual Incentive Compensation Plan and the ratification of the appointment of KPMG LLP require the affirmative vote of a majority of the shares present at the meeting to constitute the action of the stockholders.

     As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other business shall properly come before the Annual Meeting, the persons named in the proxy will vote according to their best judgment.

                             ELECTION OF DIRECTORS

     As permitted by Delaware law, the Board is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. This year the term of a class consisting of three directors expires. It is the intention of the Board that the shares represented by proxy, unless otherwise indicated thereon, will be voted for the election of Richard G. Merrill, Jack H. Nusbaum and Mark L. Shapiro as directors to hold office for a term of three years until the Annual Meeting of Stockholders in 2005 and until their respective successors are duly elected and qualify.

     The persons designated as proxies reserve full discretion to cast votes for other persons in the event any such nominee is unable to serve. However, the Board has no reason to believe that any nominee will be unable to serve if elected. The proxies cannot be voted for a greater number of persons than the three named nominees.

     The following table sets forth information regarding each nominee and the remaining directors who will continue in office after the Annual Meeting.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY    BUSINESS EXPERIENCE DURING PAST 5 YEARS
NOMINEES TO SERVE IN OFFICE UNTIL 2005             SINCE/AGE               AND OTHER INFORMATION
--------------------------------------            ------------   -----------------------------------------
Richard G. Merrill(1)...........................    1994         Executive Vice President of Prudential
                                                   Age 71        Insurance Company of America from August
                                                                 1987 to March 1991 when he retired. Prior
                                                                 thereto, Mr. Merrill served as Chairman
                                                                 and President of Prudential Asset
                                                                 Management Company since 1985. Mr.
                                                                 Merrill is also a director of Sysco
                                                                 Corporation.

Jack H. Nusbaum(2)(3)(5)........................    1967         Chairman of the New York law firm of
                                                   Age 61        Willkie Farr & Gallagher, where he has
                                                                 been a partner for more than the last
                                                                 five years. He is also a director of
                                                                 Associated Community Bancorp, Inc.;
                                                                 Neuberger Berman Inc.; Prime Hospitality
                                                                 Corp.; Strategic Distribution, Inc.; and
                                                                 The Topps Company, Inc.

Mark L. Shapiro(3)(4)...........................    1974         Since September 1998, Mr. Shapiro has
                                                   Age 58        been a private investor. From July 1997
                                                                 through August 1998, Mr. Shapiro was a
                                                                 Senior Consultant to the Export-Import
                                                                 Bank of the United States. For more than
                                                                 five years prior thereto, he was a
                                                                 Managing Director in the investment
                                                                 banking firm of Schroder & Co. Inc.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY    BUSINESS EXPERIENCE DURING PAST 5 YEARS
DIRECTORS TO CONTINUE IN OFFICE UNTIL 2003         SINCE/AGE               AND OTHER INFORMATION
------------------------------------------        ------------   -----------------------------------------
William R. Berkley(2)(5)........................    1967         Chairman of the Board and Chief Executive
                                                   Age 56        Officer of the Company since its
                                                                 formation in 1967. He also serves as
                                                                 President and Chief Operating Officer, a
                                                                 position which he has held since March 1,
                                                                 2000 and has held at various times from
                                                                 1967 to 1995. Mr. Berkley also serves as
                                                                 Chairman of the Board or director of a
                                                                 number of public and private companies.
                                                                 These include Associated Community
                                                                 Bancorp, Inc. and its subsidiaries, The
                                                                 Greenwich Bank & Trust Company and
                                                                 Westport National Bank; Strategic
                                                                 Distribution, Inc.; and Interlaken
                                                                 Capital, Inc. Mr. Berkley is the father
                                                                 of William R. Berkley, Jr.

George G. Daly(1)...............................    1998         Dean, Stern School of Business, and Dean
                                                   Age 61        Richard R. West Professor of Business,
                                                                 New York University, for more than the
                                                                 past five years. In addition to his
                                                                 academic career, Dr. Daly served as Chief
                                                                 Economist at the U.S. Office of Energy
                                                                 Research and Development in 1974.

Robert B. Hodes(4)..............................    1970         Counsel to the New York law firm of
                                                   Age 76        Willkie Farr & Gallagher, where prior
                                                                 thereto he had been a partner for more
                                                                 than five years. He is also a director of
                                                                 K&F Industries, Inc.; Loral Space &
                                                                 Communications, Ltd.; Mueller In-
                                                                 dustries, Inc.; Leveraged Capital
                                                                 Holdings, N.V.; and R.V.I. Guaranty, Ltd.

                                                   SERVED AS
                                                    DIRECTOR
                                                  CONTINUOUSLY    BUSINESS EXPERIENCE DURING PAST 5 YEARS
DIRECTORS TO CONTINUE IN OFFICE UNTIL 2004         SINCE/AGE               AND OTHER INFORMATION
------------------------------------------        ------------   -----------------------------------------
William R. Berkley, Jr..........................    2001         Senior Vice President of the Company
                                                   Age 29        since January 2002 and President of
                                                                 Berkley International, LLC since January
                                                                 2001. Mr. Berkley served previously as
                                                                 Vice President of the Company from May
                                                                 2000 and Executive Vice President of
                                                                 Berkley International, LLC from March
                                                                 2000. He joined the Company in Sep-
                                                                 tember 1997. From July 1995 to August
                                                                 1997, Mr. Berkley was employed in the
                                                                 Corporate Finance Department of Merrill
                                                                 Lynch Investment Company. Mr. Berkley is
                                                                 also a director of Associated Community
                                                                 Bancorp, Inc.; Westport National Bank;
                                                                 Middlesex Bank and Trust Company;
                                                                 GiftCertificates.com, Inc.; and
                                                                 Interlaken Capital, Inc. Mr. Berkley is
                                                                 the son of William R. Berkley.

Ronald E. Blaylock(3)(4)........................    2001         Founder, Chairman and Chief Executive Of-
                                                   Age 42        ficer of Blaylock & Partners, L.P., an
                                                                 investment banking firm. Mr. Blaylock
                                                                 held senior management positions with
                                                                 PaineWebber Group and Citicorp before
                                                                 launching Blaylock & Partners in 1993.
                                                                 Mr. Blaylock is also a director of the
                                                                 American General Life Insurance Company
                                                                 of New York.

Mark E. Brockbank(1)............................    2001         Self-employed insurance consultant since
                                                   Age 50        November 2000. Prior thereto, Mr.
                                                                 Brockbank served from 1995 to 2000 as
                                                                 Chief Executive of XL Brockbank LTD, an
                                                                 underwriting management agency at Lloyd's
                                                                 of London. Mr. Brockbank was a founder of
                                                                 the predecessor firm of XL Brockbank LTD
                                                                 and was a director of XL Brockbank LTD
                                                                 from 1983 to 2000.

------------------------------
(1) Member of Compensation and Stock Option Committee.

(2) Member of Executive Committee.

(3) Member of Business Ethics Committee.

(4) Member of Audit Committee.

(5) Member of Pricing Committee.

                       BOARD OF DIRECTORS AND COMMITTEES

     During 2001, the Board had five standing committees: the Compensation and Stock Option Committee, the Executive Committee, the Business Ethics Committee, the Audit Committee and the Pricing Committee.

     The Board met four times and held three telephone meetings during 2001. No director attended fewer than 75% of the total number of meetings of the Board and all committees on which he served.

     The Compensation and Stock Option Committee was composed of Messrs. Daly, Merrill and Henry Kaufman until May 15, 2001, at which time Mr. Brockbank replaced the retired Mr. Kaufman. The Committee reviews management compensation standards and practices and makes such recommendations to the Board as it deems appropriate. The Committee also administers the First Amended and Restated W. R. Berkley Corporation 1992 Stock Option Plan (the "Stock Option Plan"). During 2001, the Committee met four times and took action by unanimous written consent on one occasion.

     The Executive Committee is authorized to act on behalf of the Board during periods between Board meetings. The Committee is composed of Messrs. William R. Berkley and Nusbaum. During 2001, the Committee took action by unanimous written consent on two occasions.

     The Business Ethics Committee, which during 2001 was composed of Messrs. Nusbaum, Shapiro and Martin Stone until May 15, 2001, at which time Mr. Blaylock replaced the retired Mr. Stone, administers the Company-wide Business Ethics program. During 2001, the Committee held one meeting.

     The Audit Committee, which during 2001 was composed of Messrs. Hodes, Shapiro and Stone until May 15, 2001, at which time Mr. Blaylock replaced the retired Mr. Stone, assists the Board in fulfilling its responsibility relating to the Company's accounting and reporting practices and the quality and integrity of its financial reports; advises the Board as to the selection of the Company's independent public accountants; monitors their performance and reviews matters relative to their independence; reviews the annual financial statements and reports submitted by such accountants; and reviews the internal audit function and consults with the independent accountants with regard to the adequacy of internal controls. Each of the members of the Audit Committee is independent within the meaning of the listing standards of the New York Stock Exchange. During 2001, the Committee met four times and held two telephone meetings. The Board of Directors has adopted a written charter for the Audit Committee.

     The Pricing Committee, which during 2001 was composed of Messrs. William R. Berkley and Nusbaum, acts in the event of certain offerings of the Company's securities. During 2001, the Committee held two telephone meetings.

                             AUDIT COMMITTEE REPORT

To the Board of Directors of W. R. Berkley Corporation:

     The Audit Committee of the Board of Directors met with management and the independent accountants, KPMG LLP, to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                                          Audit Committee

                                          Mark L. Shapiro, Chairman
                                          Ronald E. Blaylock
                                          Robert B. Hodes

March 21, 2002

     The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             DIRECTOR COMPENSATION

     For 2001, each director received a quarterly retainer of $6,000 and a fee of $1,500 for each Board meeting attended. In addition, on May 15, 2001, pursuant to the Company's 1997 Directors Stock Plan, each continuing director received 188 shares of Common Stock. The number of shares to be granted to each director under such Plan for each year is determined by dividing $7,500 by the closing price of the Common Stock on the trading day preceding the date of the Annual Meeting of Stockholders for the year in which the grant is made. For 2001, the annual retainer, the fees and the fair market value of such shares of Common Stock on the date of grant are included in the Summary Compensation Table for William R. Berkley. These shares of Common Stock are also included in the tables under "Principal Stockholders."

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of March 20, 2002 those persons known by the Company to be the beneficial owners of more than 5% of the Common Stock:

                                                                AMOUNT AND NATURE          PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP       OF CLASS
------------------------------------------------------       -----------------------       --------
William R. Berkley                                                  4,843,857(1)            14.5%
475 Steamboat Road
Greenwich, CT 06830
Franklin Resources, Inc.                                            3,115,601(2)             9.4%(5)
777 Mariners Island Boulevard
San Mateo, CA 94404
Gilder, Gagnon, Howe & Co. LLC                                      2,300,417(3)             6.9%(5)
1775 Broadway
New York, NY 10019
Janus Capital Corporation                                           2,292,710(4)             6.9%(5)
100 Fillmore Street
Denver, CO 80206

------------------------------
(1) Includes 12,583 shares of Common Stock held by Mr. Berkley's wife, as to which shares he disclaims beneficial ownership, 3,401 shares held in several accounts for his children as to which Mr. Berkley is a custodian and 895,000 shares which are subject to currently exercisable stock options. Also includes 170,000 shares of Common Stock which were purchased by Mr. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others."

(2) Information obtained from a Schedule 13G, dated February 1, 2002, filed with the Securities and Exchange Commission on behalf of Franklin Resources, Inc. The Schedule 13G reported ownership of 3,115,601 shares of Common Stock then outstanding. The Schedule 13G reported that Templeton Global Advisors Limited has sole voting and dispositive power over 3,108,100 shares and that Fiduciary Trust Company International Limited has sole voting and dispositive power over 7,501 shares.

(3) Information obtained from a Schedule 13G, dated February 11, 2002, filed with the Securities and Exchange Commission on behalf of Gilder, Gagnon, Howe & Co. LLC ("GGH&C"). The Schedule 13G reported ownership of 2,300,417 shares of Common Stock then outstanding. The Schedule 13G reported that GGH&C has sole voting power over 7,650 shares and shared dispositive power over 2,300,417 shares.

(4) Information obtained from a Schedule 13G, dated February 8, 2002, filed with the Securities and Exchange Commission on behalf of Janus Capital Corporation ("JCC"). The Schedule 13G reported ownership of 2,292,710 shares of Common Stock then outstanding. The Schedule 13G reported that JCC has sole voting power and dispositive power over 2,292,710 shares.

(5) The percent of class shown was based on the shares of Common Stock reported on the respective Schedules 13G and the total number of shares outstanding as of December 31, 2001. Assuming the beneficial ownership for these holders did not change, the percent of class based on the shares of Common Stock outstanding as of March 20, 2002 would be 9.3%, 6.9% and 6.8%, respectively.

     The following table sets forth information as of March 20, 2002 regarding ownership by all directors and executive officers of the Company, as a group, and each director and each executive officer named in the Summary Compensation Table, individually, of the Common Stock. Except as described in the footnotes below, all amounts reflected in the table represent shares the beneficial owners of which have sole voting and investment power.

                                        AMOUNT AND NATURE              PERCENT
  NAME OF BENEFICIAL OWNER           OF BENEFICIAL OWNERSHIP          OF CLASS
----------------------------       ---------------------------       -----------
All directors, and executive
  officers as a group              5,119,617(1)(2)(3)(4)(5)(6)          15.3%
Eugene G. Ballard                      1,000                                *
William R. Berkley                 4,843,857(1)(2)                      14.5%
William R. Berkley, Jr.                2,320(7)                             *
Ronald E. Blaylock                     2,000                                *
Mark E. Brockbank                     35,600                                *
George G. Daly                         1,784                                *
Robert B. Hodes                       10,934                                *
Ira S. Lederman                       33,417(2)(3)                          *
James W. McCleary                     36,273(2)                             *
Richard G. Merrill                    12,284(4)                             *
Jack H. Nusbaum                       14,600(5)                             *
Mark L. Shapiro                        3,502                                *
James G. Shiel                        32,558(2)                             *

------------------------------
 *  less than 1%

(1) Includes 12,583 shares of Common Stock held by Mr. Berkley's wife, as to which shares he disclaims beneficial ownership, 3,401 shares held in several accounts for his children as to which Mr. Berkley is a custodian and 895,000 shares which are subject to currently exercisable stock options. Also includes 170,000 shares of Common Stock which were purchased by Mr. Berkley with the proceeds of a recourse promissory note secured by the shares purchased. See "Transactions with Management and Others."

(2) The amounts shown for Messrs. Berkley, Lederman, McCleary and Shiel include 895,000, 15,338, 17,000 and 23,750 shares of Common Stock, respectively, which are subject to currently exercisable stock options.

(3) The amount shown for Mr. Lederman includes 1,206 shares of Common Stock held in accounts for his children as to which Mr. Lederman is a custodian and 15,338 shares which are subject to currently exercisable stock options.

(4) The amount shown for Mr. Merrill includes 11,200 shares of Common Stock held in a family trust with Mr. Merrill and his spouse as trustees.

(5) The amount shown for Mr. Nusbaum includes 3,000 shares of Common Stock held in several trusts as to which Mr. Nusbaum is a co-trustee with United States Trust Company of New York and as to which he shares voting and investment power with United States Trust Company of New York.

(6) The amounts shown for all directors and executive officers as a group include an aggregate of 1,015,950 shares of Common Stock which are subject to currently exercisable stock options held by executive officers of the Company and 1,265 shares of Common Stock which are held by an executive officer under the Company's Profit Sharing Plan.

(7) The amount shown for Mr. Berkley, Jr. is included in the amount reported by William R. Berkley.

     The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Under applicable Insurance Holding Company Acts in various states, a potential owner cannot exercise voting control over an amount in excess of 10% of the Company's outstanding voting securities (5% in the State of Florida) without obtaining prior regulatory approval.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 1997, the Company loaned William R. Berkley $3,496,050, an amount equal to the aggregate exercise price of 170,000 shares of Common Stock purchased by Mr. Berkley pursuant to the Stock Option Plan and one or more predecessor plans. The loan is represented by a recourse promissory note which is secured by the 170,000 shares of Common Stock, matures on December 29, 2002 and bears interest at the minimum rate which can be charged without causing the loan to be treated as a "below market loan" for purposes of Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code"). Pursuant to the terms of such plans, Mr. Berkley will have the right to exercise voting rights with respect to the purchased shares at such time as the purchase price therefor is paid, and cash dividends on such shares will be payable based on the percentage of the purchase price received thereon by the Company. As of the date hereof, the full amount of the loan, together with accrued interest thereon, is outstanding.

     During 2001, the Company loaned William R. Berkley $1,500,000. The loan was represented by an unsecured recourse promissory note which was due to mature on June 1, 2002 (its original maturity date of June 1, 2001 was extended) and bore interest at the minimum rate which could be charged without causing the loan to be treated as a "below market loan" for purposes of Section 7872 of the Code. As of the date hereof, the full amount of the loan and interest thereon has been repaid by Mr. Berkley.

     During 2001, the Company engaged in a transaction with a company controlled by its Chairman of the Board, William R. Berkley. In this transaction, such company paid $60,000 in rental fees to the Company for space in the Company's premises.

     During 2001, subsidiaries of the Company invested an aggregate of $5,000,000 in unsecured promissory notes of a company of which William R. Berkley is a director and in which William R. Berkley and William R. Berkley, Jr. have, directly or indirectly, equity interests. The notes mature in three years and bear interest at a minimum rate of 10% per annum. In connection with the investment, the subsidiaries received conditional warrants to purchase common stock of this company.

     Robert B. Hodes and Jack H. Nusbaum, both directors of the Company, are Counsel to and Chairman of, respectively, Willkie Farr & Gallagher, outside counsel to the Company.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     CEO COMPENSATION. The Compensation and Stock Option Committee follows a compensation philosophy under which a principal determinant is the financial performance of the Company, together with achievement of non-financial corporate objectives and individual performance. The Compensation and Stock Option Committee believes that this approach should provide incentives to the Chief Executive Officer (the "CEO") and other management personnel to focus on meeting both financial and non-financial goals that in turn should enhance stockholder value. The CEO's compensation is set based on the Committee's subjective evaluation of these factors and the CEO's individual performance.

     The Committee has retained the firm of The Ross Companies ("Ross") to provide advice with respect to executive compensation. Ross advised the Committee with respect to the plans referred to below and the proposed Annual Incentive Compensation Plan and with respect to the compensation of the CEO for 2001.

     At its meeting on March 13, 2001, based on the factors stated above and the advice of Ross, the Committee determined that the CEO's salary for 2001 should remain at $1,000,000.

     For purposes of setting incentive compensation for the CEO, the Committee has determined that the Company consider the limitations on tax deductibility imposed under Section 162(m) of the Code. Section 162(m) limits deductions for compensation in excess of $1,000,000 per year paid by a public corporation to certain of its executives unless certain criteria are met. In order to meet the criteria, the Committee has determined that, subject to the matters discussed below, the CEO's incentive compensation should be structured to qualify as "performance-based compensation," which is exempt from the deduction limits. In general, this rule requires that the CEO's incentive compensation be based on attainment of one or more objective performance goals and that the Company's stockholders approve both the performance goals and the amount that can be earned. For these reasons, the incentive compensation for the CEO is generally payable and/or granted under the Company's Long-Term Incentive Compensation Plan, Annual Incentive Compensation Plan and Stock Option Plan, each of which was approved or, in the case of the Stock Option Plan, amended, by stockholders at the Company's 1997 Annual Meeting, and is designed so that compensation payable thereunder, or attributable to the exercise of options, will be exempt from the deduction limits. The Committee may, in its discretion and where deemed appropriate, pay compensation to the CEO or other executive officers in addition to compensation earned under these plans. Such additional compensation would not qualify as "performance-based compensation" and would not be exempt from the deduction limits. The Committee believes that at times there are circumstances where the payment of such additional compensation is justified as a means of furthering the Company's interest in retaining and rewarding its key personnel.

     For 2001, because the Company incurred a net loss, no annual incentive payment for the CEO was earned under the Annual Incentive Compensation Plan. However, the Committee decided to award the CEO a discretionary bonus of $2,000,000 in recognition of achievements he made in 2001, some of which were beyond the criteria set forth in the Annual Incentive Compensation Plan. Consideration was given in making this award to, among other things, the increase in stockholder value during the year.

     COMPENSATION OF EXECUTIVE OFFICERS GENERALLY. The Committee believes that it continues to be important to use incentive compensation to enable the Company to attract and reward executives who contribute to the Company's long-term success by demonstrated, sustained performance. To this end, the Company relies on cash and individual bonus awards and on equity-based compensation through the Stock Option Plan. The Company may also award equity-based compensation through the Long-Term Incentive Compensation Plan. The Company has not entered into employment agreements with any of its officers.

     With respect to base compensation for executive officers other than the CEO, the Committee considered the Company's performance and past pay levels and the recommendations of the CEO with respect to such compensation. Incentive compensation for such executive officers for 2001 was established by the CEO and reviewed with the Committee.

     LONG-TERM INCENTIVE COMPENSATION PLAN. Based on the factors stated above, awards of 79,500 Units were made for 2001 under the Long-Term Incentive Compensation Plan, with 40,000 Units awarded to the CEO.

     STOCK OPTION GRANTS. It has been the Company's practice to grant stock options every other year, although the Committee may also grant options from time to time in its discretion, and the Company may change such practice if it determines a change to be in its best interests. Under the Stock Option Plan, options may be granted to the CEO and to other executives based on an evaluation of each individual's ability to influence the Company's long-term growth and profitability. The Committee also considers a recipient's annual salary. During, 2001, options for 400,000 shares of Common Stock were granted to the CEO and options for 140,950 shares of Common Stock were granted to other officers.

                                          Compensation and Stock Option
                                          Committee

                                          Mark E. Brockbank
                                          George G. Daly
                                          Richard G. Merrill

March 21, 2002

     The above report of the Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                             EXECUTIVE COMPENSATION

     The following table sets forth all the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chairman of the Board and Chief Executive Officer of the Company and the four other highest paid executive officers of the Company whose earnings exceeded $100,000 in salary and bonus.

                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                                       SECURITIES
                                                                OTHER                  UNDERLYING
                                                                ANNUAL        LTIP      OPTIONS      ALL OTHER
NAME AND                              SALARY       BONUS     COMPENSATION   PAYMENTS    GRANTED     COMPENSATION
PRINCIPAL POSITION            YEAR      ($)         ($)          ($)          ($)         (#)           ($)
------------------            ----   ---------   ---------   ------------   --------   ----------   ------------
William R. Berkley..........  2001   1,030,000(1) 2,000,000    257,385(2)   912,000     400,000       110,576(3)
  Chairman of the...........  2000   1,030,000(1) 2,002,550    245,128(4)        --      70,000       119,231
  Board and Chief...........  1999     920,000(1)        --    279,443(5)        --          --        97,492
  Executive Officer
James G. Shiel..............  2001     367,500     175,000          --       33,600          --        56,003(3)
  Senior Vice President.....  2000     337,500     175,100          --           --      13,500        56,024
  Investments...............  1999     320,000     110,000          --           --          --        45,860
James W. McCleary...........  2001     293,710(6)  175,000          --       33,600          --        33,813(3)
  Senior Vice President.....  2000     263,692     140,000          --           --      12,500        31,852
  Reinsurance Operations;...  1999     253,550     120,000          --           --          --        17,130
  President, Facultative
  ReSources, Inc.
Eugene G. Ballard...........  2001     335,000     100,000          --           --          --        28,984(3)
  Senior Vice President.....  2000     315,000      75,000          --           --      15,000        20,977
  Chief Financial Officer...  1999     168,808(7)   50,000          --           --      10,000         8,440
Ira S. Lederman.............  2001     315,000     100,000          --       14,400          --        45,200(3)
  Senior Vice President.....  2000     274,231      75,000          --           --      12,500        43,604
  General Counsel and.......  1999     255,000      45,000          --           --          --        32,345
    Secretary

---------------
(1) This amount includes director fees of $30,000.
(2) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $57,385 represents personal use of Company and chartered aircraft.
(3) For Messrs. Berkley, Shiel, McCleary, Ballard and Lederman, these amounts include contributions to the Profit Sharing Plan of $8,500, $8,500, $13,600, $8,500 and $8,500, respectively, Benefit Replacement Plan contributions of $41,500, $9,875, $9,897, $5,750 and $7,250, respectively, and premiums for term life insurance of $1,560, $1,560, $2,091, $1,521 and $1,474, respectively. For Messrs. Berkley, Shiel, Ballard and Lederman, these amounts include interest on deferred compensation of $51,526, $36,068, $13,213 and $27,976, respectively. For Mr. Berkley, this amount includes $7,490, representing the value of 188 shares of Common Stock awarded to directors, and for Mr. McCleary, this amount includes an automobile allowance of $8,225.
(4) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $45,128 represents personal use of Company and chartered aircraft.
(5) Of this amount, $200,000 represents consulting fees paid by Berkley International, LLC and $79,443 represents personal use of Company and chartered aircraft.
(6) Mr. McCleary's term as an executive officer commenced in August 2001 and his compensation includes amounts received as President of Facultative ReSources, Inc., as to which his incentive compensation was primarily related.
(7) Mr. Ballard's employment and term as an executive officer commenced on June 1, 1999.

     The following table shows for the fiscal year ended December 31, 2001 the number of stock options granted by the Compensation and Stock Option Committee to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                                 ---------------------------------
                                    NUMBER OF         PERCENT OF
                                    SECURITIES      TOTAL OPTIONS                            GRANT DATE
                                    UNDERLYING         GRANTED                                PRESENT
                                     OPTIONS         TO EMPLOYEES    EXERCISE   EXPIRATION    VALUE(2)
  NAME AND PRINCIPAL POSITION     GRANTED(#)(1)     IN FISCAL YEAR   PRICE($)      DATE         ($)
-------------------------------  ----------------   --------------   --------   ----------   ----------
William R. Berkley                   400,000            73.9%        47.28125   03/13/2011    6,040,487
  Chairman of the Board and
  Chief Executive Officer
James G. Shiel                            --               --              --           --           --
  Senior Vice President --
  Investments
James W. McCleary                         --               --              --           --           --
  Senior Vice President --
  Reinsurance Operations;
  President, Facultative
  ReSources, Inc.
Eugene G. Ballard                         --               --              --           --           --
  Senior Vice President --
  Chief Financial Officer
Ira S. Lederman                           --               --              --           --           --
  Senior Vice President --
  General Counsel and Secretary

------------------------------
(1) These options were granted on March 13, 2001 and become exercisable in installments with one fourth exercisable on March 13, 2004, an additional one-fourth on March 13, 2005, an additional one-fourth on March 13, 2006 and the remaining one-fourth on March 13, 2007.

(2) This estimate of value was developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to predict future prices of the Common Stock. The estimate was developed using the Black-Scholes option pricing model incorporating the following assumptions: volatility of 20% and dividend yield of 1%, both based on the historical averages for the underlying Common Stock; risk-free rate of return of 5.01% based on a 7.5 year zero coupon rate; and time of exercise of 7.5 years, being the expected duration of the option.

     The following table shows for the fiscal year ended December 31, 2001 the number of stock options which were exercised during 2001 and the number and value of unexercised options for the executive officers named in the Summary Compensation Table.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF
                                                                    SECURITIES         VALUE OF
                                                                    UNDERLYING      UNEXERCISED IN
                                                                    UNEXERCISED        THE MONEY
                                                                    OPTIONS AT        OPTIONS AT
                                        SHARES                    FISCAL YEAR-END   FISCAL YEAR-END
                                       ACQUIRED                     12/31/01(#)       12/31/01($)
                                          ON           VALUE       EXERCISABLE/      EXERCISABLE/
    NAME AND PRINCIPAL POSITION       EXERCISE(#)   REALIZED($)    UNEXERCISABLE     UNEXERCISABLE
------------------------------------  -----------   -----------   ---------------   ---------------
William R. Berkley                          --             --        880,000/          17,897,725
  Chairman of the                                                     515,000           2,671,550
  Board and Chief Executive Officer
James G. Shiel                          15,375        429,549          17,125/            312,335
  Senior Vice President --                                             28,875             555,356
  Investments
James W. McCleary                           --             --          14,500/            313,265
  Senior Vice President --                                             20,000             477,063
  Reinsurance Operations; President,
  Facultative ReSources, Inc.
Eugene G. Ballard                           --             --              --/                 --
  Senior Vice President --                                             25,000             869,750
  Chief Financial Officer
Ira S. Lederman                         17,537        440,630           9,963/            157,884
  Senior Vice President --                                             24,125             517,191
  General Counsel and Secretary

     In 1997 the Company adopted and the stockholders approved the W. R. Berkley Corporation 1997 Long-Term Incentive Compensation Plan (the "LTIP") to provide for incentive compensation to certain key executives of the Company based on performance tied to stockholder value. The following table shows for the fiscal year ended December 31, 2001 the number of units granted by the Compensation and Stock Option Committee to the executive officers named in the Summary Compensation Table.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE
                                                                                  PAYOUTS UNDER
                                                                                    LONG-TERM
                                                                                    INCENTIVE
                                                                                   COMPENSATION
                                                                 PERFORMANCE         PLAN(2)
                                                                PERIOD UNTIL     ----------------
                                               NUMBER OF        MATURATION OR        5 YEARS
       NAME AND PRINCIPAL POSITION          UNITS AWARDED(#)      PAYOUT(1)       MAXIMUM($)(3)
------------------------------------------  ----------------    -------------     -------------
William R. Berkley                               40,000            5 years         $10,000,000
  Chairman of the Board and
  Chief Executive Officer
James G. Shiel                                    2,000            5 years         $   500,000
  Senior Vice President --
  Investments
James W. McCleary                                 2,000            5 years         $   500,000
  Senior Vice President --
  Reinsurance Operations; President,
  Facultative ReSources, Inc.
Eugene G. Ballard                                 2,000            5 years         $   500,000
  Senior Vice President --
  Chief Financial Officer
Ira S. Lederman                                   2,000            5 years         $   500,000
  Senior Vice President --
  General Counsel and Secretary

------------------------------
(1) Each unit vests on the Valuation Date (the last day of a fiscal year) immediately preceding the fifth anniversary of the date of its award, except that a unit will become fully vested earlier upon the attainment of the unit's Maximum Cumulative Unit Value (as defined below), or upon the termination of a participant's employment with the Company (i) by the Company without Cause (as defined in the LTIP), (ii) upon retirement at or after age 65, or (iii) upon a participant's death or disability.

(2) The value of an outstanding unit (the "Incremental Unit Value") at any time depends on the degree of increase in the Company's Earning Per Share (as defined below). For purposes of the LTIP, Earnings Per Share for any fiscal year is the Company's Earnings (as defined below) divided by the number of shares of Common Stock used to determine the Company's basic earnings per share for that fiscal year, as reported in the Company's audited consolidated financial statements for the fiscal year.

    The Company's Earnings for any fiscal year is the consolidated net income of the Company available to Common Stockholders, prepared in accordance with generally accepted accounting principles, as reported in the Company's audited consolidated financial statements for that fiscal year, adjusted on an after-tax basis to (a) exclude (i) in its entirety any item of nonrecurring gain or loss in excess of $5,000,000, and (ii) any accruals for the LTIP and (b) to add back for write-offs required in connection with any acquisition in the year of acquisition.

    The Incremental Unit Value for any fiscal year is equal to the product of
    (i) the unit's Measuring Price (as defined below) and (ii) 85% of the percentage by which Earnings Per Share for such fiscal year exceeds the Base Year EPS (as defined below). The Measuring Price for each unit awarded is the closing price of the Company's Common Stock as reported on the New York Stock Exchange on the last day of the fiscal year preceding award of the unit. The Measuring Price for units granted in 2001 is $47.19. Base Year EPS for units awarded in 2001 is $1.39, which is Earnings Per Share for the fiscal year ended December 31, 2000. For units awarded in subsequent fiscal years, Base Year EPS will be equal to Earnings Per Share for the immediately preceding fiscal year.

    Each unit's Incremental Unit Value for each of the five years from the date of award is cumulated to obtain the Unit's cumulative value, which is capped at an amount determined by the Compensation and Stock Option Committee at the time units are granted (the "Maximum Cumulative Unit Value"). The Maximum Cumulative Unit Value set by the Compensation and Stock Option Committee for units awarded in 2001 is $250.00 per unit.

(3) No amounts are shown in the table as "target" or "threshold" future payments because no such payment levels are set or contemplated under the LTIP.

                        COMPANY STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's (S&P) 500 Index and two Peer Groups over the same period (assuming the investment of $100 in each category on December 31, 1996 and the reinvestment of all dividends). The first Peer Group (covered in the graph by the "Old Peer Group") was selected based upon comparable industry criteria and has been used in Company stock performance graphs in prior proxy statements of the Company. A number of companies in the Old Peer Group are no longer stand-alone public companies or have been placed under regulatory supervision such that the Company believes that they are no longer comparable for purposes of the Company's performance graph. Therefore, the Company has selected a new Peer Group (covered in the graph by the "New Peer Group") based upon current comparable industry criteria, and the Company expects in future years to compare the cumulative total return on the Company's Common Stock with the cumulative total return on shares of companies in the New Peer Group instead of shares of companies in the Old Peer Group.

                  [Cumulative Total Return Performance Graph]

----------------------------------------------------------------------------------------------------------------
                                      Dec-96       Dec-97       Dec-98       Dec-99       Dec-00       Dec-01
----------------------------------------------------------------------------------------------------------------
 W. R. Berkley Corporation             $100         $131         $103         $ 65         $149         $172
 S&P 500(R)                            $100         $133         $171         $208         $189         $166
 New Peer Group (11 Stocks)            $100         $148         $140         $112         $176         $161
 Old Peer Group (9 Stocks)             $100         $153         $148         $109         $156         $152

     The New Peer Group consists of ACE Limited, The Chubb Corporation, Cincinnati Financial Corp., CNA Financial Corp., Everest Re Group, Ltd., HCC Insurance Holdings, Inc., Markel Corp., The Ohio Casualty Corporation, SAFECO Corp., The St. Paul Companies, Inc. and XL Capital Ltd.

     The Old Peer Group consists of The Chubb Corporation, Cincinnati Financial Corp., Frontier Insurance Group Inc., HSB Group Inc. (formerly known as Hartford Steam Boiler Inspection & Insurance Co.) (1), The Ohio Casualty Corporation, The Progressive Corporation (Ohio), Reliance Group Holdings, Inc., SAFECO Corporation and The St. Paul Companies, Inc.
---------------
(1) The total return for the Old Peer Group includes data for HSB Group Inc. through November 22, 2000.

                    APPROVAL OF THE W.R. BERKLEY CORPORATION
                       ANNUAL INCENTIVE COMPENSATION PLAN

     The Board submits to the stockholders for approval the W. R. Berkley Corporation Annual Incentive Compensation Plan (the "Annual Plan"). The Board believes that it is in the best interest of the Company and the stockholders to adopt a plan which provides for incentive compensation in the form of an annual bonus to key executives responsible for the success of the Company and which attracts talented new executives. Compensation payable under the Annual Plan is based on corporate performance and is tied to an increase in stockholder value. The Annual Plan is designed so that all compensation payable thereunder will be fully deductible by the Company under Section 162(m) of the Code. The Annual Plan is intended to replace the Company's previous annual incentive compensation plan for William R. Berkley (as described under "Compensation and Stock Option Committee Report on Executive Compensation") and is subject to stockholder approval.

     The following summary of the material features of the Annual Plan is qualified in its entirety by the terms of the Plan as filed with the Securities and Exchange Commission.

ELIGIBILITY

     Participation in the Annual Plan will be limited to key employees of the Company determined by the Compensation and Stock Option Committee to have contributed to the successful performance of the Company or be in a position to substantially contribute to the Company's success. There is currently only one employee, William R. Berkley, who has been designated by the Compensation and Stock Option Committee for participation in the Annual Plan. The Compensation and Stock Option Committee may in the future designate additional or different employees for participation in the Annual Plan.

PLAN ADMINISTRATION

     The Annual Plan will be administered by the Compensation and Stock Option Committee, which has full power and authority to determine which key employees of the Company will receive awards under the Annual Plan, to set performance goals and bonus targets, to interpret and construe the terms of the Annual Plan and to make all determinations it deems necessary in the administration of the Annual Plan, including determinations with respect to the achievement of performance goals and the application of such achievement to the bonus targets.

BONUS FORMULA

     The Annual Plan is structured to pay out a bonus equal to a percentage of a designated participant's base salary, based on the degree of achievement of predetermined performance goals with respect to specific business criteria. The Annual Plan has several business criteria, any one or a combination of which may form the basis of the performance goals for a performance period. Performance will be measured over a performance period which may be shorter than or equal to one year. The business criteria are (i) the Company's earnings per share, (ii) the Company's net income, (iii) the Company's operating income, (iv) the amount of insurance premiums written by the Company during the course of any performance period, (v) the return on common stockholders' equity and (vi) a measure of the Company's relative underwriting performance defined as the sum of the Company's statutory loss ratio and statutory expense ratio (the "Combined Ratio"). The Compensation and Stock Option Committee may also set and determine objective individual performance goals relating to corporate performance for each designated participant. The performance goals will be established by the Compensation and Stock Option Committee at the commencement of each period for which annual bonus awards may be earned.

BONUS TARGETS

     At the same time the performance goals for each participant are determined, the Compensation and Stock Option Committee will set the level of achievement for each performance goal as it corresponds to the potential bonus award. These bonus targets are expressed as a percentage of current salary. The Compensation and Stock Option Committee will assign a percentage of current salary to be payable upon a minimum level of achievement, a target level of achievement and achievement in excess of the target level for each performance goal.

BONUS PAYOUTS

     After the end of every performance period for which bonus amounts can be earned, the Compensation and Stock Option Committee will make a determination with respect to each participant as to the level of achievement of the performance goals. The percentage of achievement is then applied to the bonus targets to determine the amount of bonus to be paid to each participant. The maximum amount of a bonus award that may be paid to any participant for any year cannot exceed the greater of (i) two times base salary (not to exceed $3,000,000) or (ii) five percent of the Company's earnings before income taxes for the year as reported in the Company's audited consolidated financial statements but before taking into account (a) any losses from discontinued operations, (b) extraordinary gains and losses and (c) the cumulative effect of accounting changes.

TERMINATION AND AMENDMENT

     The Compensation and Stock Option Committee may amend or terminate the Annual Plan at any time, provided that no amendment will be effective prior to approval by the Company's stockholders to the extent such approval is required by Section 162(m) of the Code or otherwise required by law.

NEW PLAN BENEFITS

     Because the payment of an annual bonus under the Annual Plan for any fiscal year is contingent on the achievement of the performance goals as of the end of the fiscal year, the Company cannot determine the amounts that will be payable or allocable for fiscal year 2002 or in the future. If the Annual Plan had been in effect for the fiscal year 2001, the CEO would have received an incentive payment of $2,000,000 (two times salary) for the year.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE W. R. BERKLEY CORPORATION ANNUAL INCENTIVE COMPENSATION PLAN.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP ("KPMG") has been appointed by the Board as independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2002. The appointment of this firm was recommended to the Board by the Audit Committee. The Board is submitting this matter to a vote of stockholders in order to ascertain their views. If the appointment of KPMG is not ratified, the Board will reconsider its action and will appoint auditors for the 2002 fiscal year without further stockholder action. Further, even if the appointment is ratified by stockholder action, the Board may at any time in the future in its discretion reconsider the appointment without submitting the matter to a vote of stockholders.

     It is expected that representatives of KPMG will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

AUDIT FEES

     The aggregate amount of the fees billed or expected to be billed by KPMG for its audit of the Company's consolidated financial statements for 2001 and for its reviews of the Company's unaudited interim financial statements included in reports filed by the Company during 2001 under the Securities Exchange Act of 1934 was $1,560,300.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     During 2001, the Company did not pay any fees to KPMG for financial information systems design and implementation services.

ALL OTHER FEES

     The aggregate amount of fees billed by KPMG for all other services rendered by KPMG to the Company during 2001 was $502,600. These fees were primarily attributable to issuances of letters to underwriters, reviews of registration statements, issuance of consent letters, audits of financial statements of employee benefit plans and tax services.

     The Audit Committee of the Board of Directors considered the compatibility of the non-audit services provided to the Company, and referred to in the two preceding paragraphs, by KPMG in 2001 on the independence of KPMG from the Company in evaluating whether to appoint KPMG to perform the audit of the Company's financial statements for the year ending December 31, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     Management is not aware of any matters to come before the Annual Meeting other than as set forth above. However, since matters of which management is not now aware may come before the Annual Meeting or any adjournment thereof, the proxies intend to vote, act and consent in accordance with their best judgment with respect thereto. Upon receipt of such proxies (in the form enclosed and properly signed) in time for voting, the shares represented thereby will be voted as indicated thereon and in this Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and ten-percent stockholders were complied with during the fiscal year ended December 31, 2001, except that Henry Kaufman, a former Director of the Company, failed to file a timely Form 4 with respect to the sale of 20,000 shares of Common Stock, and James G. Shiel, a Senior Vice President of the Company, failed to file a timely Form 4 with respect to the simultaneous purchase of 7,500 shares of Common Stock and sale of 3,329 shares of Common Stock in connection with the exercise of employee stock options.

                  STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
                  AND OTHER PROPOSALS FOR 2002 ANNUAL MEETING

     It is anticipated that the next Annual Meeting of Stockholders after the one scheduled for May 14, 2002 will be held on or about May 13, 2003. The Company's By-Laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting of Stockholders, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting of Stockholders to be held in 2003 no earlier than February 13, 2003 and no later than March 14, 2003. A copy of the applicable provisions of the By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

     Since the Company did not receive timely notice of any stockholder proposal for the 2002 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

     In addition to the foregoing, and in accordance with the rules of the Securities and Exchange Commission, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2003, such proposal must be received by the Secretary of the Company by December 6, 2002 in the form required under and subject to the other requirements of the applicable rules of the Securities and Exchange Commission. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHO REQUESTS A COPY IN WRITING. REQUESTS FOR COPIES OF THIS REPORT SHOULD BE DIRECTED TO THE SECRETARY, W. R. BERKLEY CORPORATION, 475 STEAMBOAT ROAD, GREENWICH, CONNECTICUT 06830.

                                          By Order of the Board of Directors,

                                          WILLIAM R. BERKLEY
                                          Chairman of the Board and
                                          Chief Executive Officer

                                                                         ANNEX A

                           W. R. BERKLEY CORPORATION
                       ANNUAL INCENTIVE COMPENSATION PLAN

                                   ARTICLE I

                                    PURPOSE

     The purpose of the W. R. Berkley Corporation Annual Incentive Compensation Plan (the "Plan") is to benefit and advance the interests of W. R. Berkley Corporation (the "Company") by providing incentive compensation to selected executives of the Company in recognition of their significant contributions to the growth, profitability and success of the Company from year to year.

     The Company intends that compensation payable under the Plan will constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. The Plan shall be administratively interpreted and construed in a manner consistent with such intent.

     Subject to approval by the Company's stockholders, the Plan is effective as of January 1, 2002.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 BASE SALARY PERCENTAGE. For any Year or other applicable Performance Period, a percentage, determined by the Committee, of a Participant's base salary as in effect immediately prior to the establishment of the Performance Goals, pursuant to Section 5.1, for the Year or applicable Performance Period.

     2.2  BOARD.  The Board of Directors of the Company.

     2.3 CODE. The Internal Revenue Code of 1986, as amended from time to time.

     2.4 COMMITTEE. The Compensation and Stock Option Committee of the Board, which shall be comprised solely of two or more "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) or any successor provision.

     2.5 COMPANY. W. R. Berkley Corporation, a Delaware corporation, and its consolidated subsidiaries, or any successors thereto.

     2.6 DISABILITY. Disability, as defined in a Participant's employment agreement with the Company, or, absent an agreement, in the Company's group disability insurance contract.

     2.7 INCENTIVE AWARD. For any Year, the amount of incentive compensation payable under the Plan to a Participant, determined by the Committee in accordance with Section 6.4.

     2.8 INDIVIDUAL PERFORMANCE THRESHOLD. The minimum level of satisfaction of a Participant's Performance Goals for any Year or other applicable Performance Period that he or she must achieve in order to receive an Incentive Award, as determined by the Committee in accordance with Article VI.

     2.9 PARTICIPANT. For any Year, an executive of the Company designated by the Committee to participate in the Plan.

     2.10 PERFORMANCE GOALS. For any Performance Period, the objective performance measures applicable to a Participant, established by the Committee in accordance with Article V.

     2.11 PERFORMANCE PERIOD. The period of time, of such length as the Committee shall determine in accordance with Section 5.1, over which a Participant's Individual Performance Threshold is to be attained; provided, however, that the Performance Period need not be identical for all Participants, and within any one Year the Committee may establish multiple Performance Periods for any Participant.

     2.12 PLAN. The W. R. Berkley Corporation Annual Incentive Plan, as herein set forth and as it may be amended from time to time.

     2.13 TARGET ALLOCATION. For any Year or other applicable Performance Period, the minimum, at-target and maximum amounts that a Participant may receive as an Incentive Award for partially achieving, fully achieving or exceeding his or her Performance Goals for the Year or other Performance Period, all as determined by the Committee in accordance with Section 6.1.

     2.14 TERMINATION WITHOUT CAUSE. Termination of a Participant's employment by the Company without "Cause," as defined in the Participant's employment agreement with the Company, or, absent an agreement defining "Cause," termination of the Participant's employment by the Company for any reason other than (i) continuing and material failure to fulfill his or her employment obligations or willful misconduct or gross neglect in the performance of such duties, (ii) commission of fraud, misappropriation or embezzlement in the performance of such duties, or (iii) conviction of a felony, which, as determined in good faith by the Board, constitutes a crime involving moral turpitude and may result in material harm to the Company.

     2.15  YEAR.  The calendar year, which is the fiscal year of the Company.

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 The Plan shall be administered by the Committee. For any Year, the Committee shall designate the executives of the Company who shall participate in the Plan and establish Performance Periods. For each Year or other Performance Period, the Committee shall (i) determine Performance Goals and Individual Performance Thresholds for each Participant and certify the extent of their achievement and (ii) determine each Participant's Target Allocation and Incentive Award, all as provided in Articles V and VI below.

     3.2 Subject to the provisions of the Plan, the Committee shall have full power and authority to (i) interpret the Plan, (ii) adopt rules and regulations relating to the conduct of its business and to the Plan and (iii) make all determinations necessary or advisable for the administration of the Plan. Determinations of the Committee in the administration of the Plan shall be conclusive and binding on the Participants and all other parties concerned.

     3.3 The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee with respect to the Plan or Incentive Awards granted hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                   ARTICLE IV

                                 PARTICIPATION

     4.1 Only executives of the Company who, in the Committee's judgment, have contributed to the successful performance of the Company, or who have the capacity to contribute in a substantial measure to the successful performance of the Company for a given Year or Performance Period within such Year, shall be eligible to participate in the Plan for that Year.

     4.2 In selecting Participants for any Year, the Committee shall take into account such factors as the individual's position, experience, knowledge, responsibilities, advancement potential and past and anticipated contribution to the Company's performance.

     4.3 An individual shall be deemed an employee for purposes of the Plan only if such individual receives compensation from the Company for services performed as an employee of the Company for any period during a Performance Period.

                                   ARTICLE V

                               PERFORMANCE GOALS

     5.1 Prior to the beginning of each Performance Period or any later date described in Treasury Regulation Section 1.162-27(e)(2) or any successor provision, the Committee shall establish Performance Goals in writing for each Participant for such Performance Period.

     5.2 Performance Goals established by the Committee for any Performance Period may differ among Participants. The Performance Goals of an individual Participant shall represent the desired level or levels of satisfaction for the Performance Period of any one or a combination of the following business criteria on an absolute or relative basis (including comparisons of results for the Performance Period either to results for a prior Performance Period or to the Company's business plan or forecast for the Performance Period), measured by excluding any extraordinary items and special items as determined by the Company, in accordance with generally accepted accounting principles, all as derived from the Company's audited financial statements: (i) earnings per share of common stock, (ii) net income, (iii) operating income, (iv) insurance premiums written, (v) return on common stockholders' equity, (vi) the Company's combined ratio compared to the property and casualty industry combined ratio as calculated by A.M. Best Company and (vii) objective individual performance, taking into account individual goals and objectives.

     5.3 In establishing Performance Goals for any Performance Period, the Committee shall determine, in its discretion, from among the categories specified in Section 5.2, the categories and criteria to be used in measuring each Participant's performance and the percentage allocation for each of the categories and each of the criteria, the sum of which allocations, respectively, shall equal 100 percent. The Committee shall also determine for each Participant for the same Performance Period an Individual Performance Threshold and a maximum incentive opportunity.

                                   ARTICLE VI

                     TARGET ALLOCATION AND INCENTIVE AWARD

     6.1 Prior to the beginning of each Performance Period or any later date described in Treasury Regulation Section 1.162-27(e)(2) or any successor provision, the Committee shall establish in writing each Participant's Target Allocation for that Performance Period as Base Salary Percentages, calculated on the assumption that his or her Performance Goals are (i) partially met, (ii) fully met and (iii) exceeded. A Participant's Performance Goals and Target Allocation shall preclude discretion on the part of the Committee to increase the amount payable under the Plan to the Participant to the extent that such discretion would be inconsistent with the requirements for "qualified performance-based compensation" under Section 162(m) of the Code.

     6.2 When the Committee has determined the Target Allocation for a Participant for any Performance Period and the performance categories and criteria that establish his or her Performance Goals, it shall communicate this information to the Participant.

     6.3 As soon as practicable following (i) verification by the Company's independent public accountants of the level of applicable performance measures specified in Section 5.2 for any Performance Period and (ii) receipt of information regarding the actual performance of Participants against their respective Performance Goals for the Performance Period, the Committee shall certify the level of achievement of each Participant of his or her Performance Goals for the Performance Period.

     6.4 Based on the information certified in accordance with Section 6.3, the Committee shall determine and certify in writing each Participant's Incentive Award for the Performance Period by translating his or her Target Allocation for the Performance Period, representing the aggregate level of achievement of his or her Performance Goals for the Performance Period, into the applicable Base Salary Percentage.

     6.5 Notwithstanding the provisions of Section 6.4, the Committee may, in its discretion, reduce or eliminate a Participant's Incentive Allocation for any Year based on such objective or subjective criteria as it deems appropriate to take into account circumstances that could not have been anticipated when it established the Participant's Performance Goals for the Year. The amount of a Participant's Incentive Allocation as finally determined by the Committee shall constitute his or her Incentive Award for the Year; provided, however, that no Incentive Award for any Participant for any Year shall exceed the greater of 2 times base salary (not to exceed $3,000,000) or 5 percent of the Company's earnings before income taxes as reported in the Company's audited consolidated financial statements but before taking into account, (a) any losses from discontinued operations; (b) extraordinary gains and losses; and (c) the cumulative effect of accounting changes.

                                  ARTICLE VII

                          PAYMENT OF INCENTIVE AWARDS

     7.1  Except as provided in Section 7.2 and subject to the limitation of
Section 6.5, a Participant's Incentive Award for any Performance Period shall be paid in a cash lump sum as soon as practicable following the Committee's determination of the amount in accordance with Article VI.

     7.2 From time to time the Committee, in its discretion (under uniform rules applicable to all Participants), may offer Participants the opportunity to defer receipt of all or a portion of the Incentive Award for any Performance Period. Any election to defer shall be made prior to commencement of the applicable Performance Period.

     Deferred amounts are not forfeitable and shall be paid to a Participant after termination of his or her employment with the Company. They constitute unfunded general obligations of the Company.

     Deferred amounts shall be credited with an interest equivalent amount until the time of final payment at a rate determined by the Committee from time to time. The sum of the amount deferred for any Year plus all interest equivalents shall be paid in a single sum or in up to 15 installments, as specified by the Participant when making the deferral election.

     7.3 Each Participant shall designate, in a manner prescribed by the Committee, a beneficiary to receive payments due under the Plan in the event of his or her death. If a Participant dies prior to the date of payment of his or her Incentive Award for any Performance Period or to receipt of all amounts, if any, that were deferred, and if no properly designated beneficiary survives the Participant, the Incentive Award or any other amount due shall be paid to his or her estate or personal representative.

                                  ARTICLE VIII

                           TERMINATION OF EMPLOYMENT

     8.1 If a Participant's employment with the Company terminates by reason of retirement on or after attainment of age 65, death, Disability or Termination Without Cause, or for any other reason specifically approved in advance by the Committee, the Committee shall determine the Participant's Incentive Award as if he or she were employed for the entire Year, and the Participant shall be entitled to receive the Incentive Award prorated to the date of his or her termination of employment.

     8.2 If a Participant's employment with the Company terminates for any reason other than as provided in Section 8.1, he or she shall forfeit any right to receive an Incentive Award for the Performance Period in which the termination occurs.

                                   ARTICLE IX

                     TERMINATION AND AMENDMENT OF THE PLAN

     9.1 The Company reserves the right, by action of the Committee, to terminate the Plan at any time. Subject to such earlier termination, the Plan shall have a term of five years from its effective date and shall expire on December 31, 2006. Notwithstanding the immediately preceding sentence, any Incentive Award earned by a Participant during the Company's 2006 fiscal year shall be calculated and certified by the Committee in due course after the Plan's expiration and, unless deferred by the Participant, paid to each applicable Participant in a lump sum as soon as practicable following such determination. To the extent that Incentive Awards are deferred hereunder, such amounts will continue to be deferred in accordance with the rules and procedures established by the Committee for Incentive Award deferrals beyond the expiration of the Plan.

     9.2 The Committee may, at any time and from time to time, alter, amend or suspend the Plan in whole or in part by a written document adopted by the Committee. No amendment shall be effective prior to approval by the Company's stockholders to the extent that such approval is required by Section 162(m) of the Code or is otherwise required by law.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Nothing in the Plan shall confer upon any employee a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant's employment.

     10.2 Except as provided in Section 7.3, a Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

     10.3 The Plan shall at all times be entirely unfunded, and no provision shall at any time be made to segregate assets of the Company for payment of any amounts hereunder. No Participant, beneficiary or other person shall have any interest in any particular assets of the Company by reason of the right to receive incentive compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

     10.4 The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

     10.5 The Company shall be authorized to withhold from any award or payment it makes under the Plan to a Participant the amount of withholding taxes due with respect to such award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     10.6 Nothing in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval as may be necessary, and such arrangements may be either generally applicable or applicable only in specific cases.

     10.7 Participants shall not be required to make any payment or provide any consideration for awards under the Plan other than the rendering of services.

PROXY

                            W. R. BERKLEY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of W. R. BERKLEY CORPORATION hereby appoints IRA S. LEDERMAN and EDWARD A. THOMAS, and either of them, the true and lawful agents and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company, 475 Steamboat Road, Greenwich, Connecticut on May 14, 2002, and at any adjournment of such meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                            - FOLD AND DETACH HERE -

THIS PROXY WHEN PROPERLY EXECUTED WILL                        Please mark    [X]
BE VOTED IN THE MANNER DIRECTED HEREIN                        your votes as
BY THE UNDERSIGNED STOCKHOLDER. IF NO                         indicated in
DIRECTION IS MADE, THIS PROXY WILL BE                         this example.
   VOTED FOR PROPOSALS 1, 2 AND 3.

                                                        FOR                     WITHHOLD
                                                all nominees listed            AUTHORITY
                                              (except as marked to the      to vote for all
                                               contrary on the left)        nominees listed
1.  ELECTION OF DIRECTORS: Richard G.                   [ ]                       [ ]
    Merrill, Jack H. Nusbaum and Mark L.
    Shapiro

    INSTRUCTION: To withhold authority to
    vote for any individual nominee write
    that nominee's name on the space
    provided below

------------------------------------------
                                                  FOR     AGAINST     ABSTAIN
2.  To approve the W. R. Berkley Corporation      [ ]       [ ]         [ ]
    Annual Incentive Compensation Plan.

                                                  FOR     AGAINST     ABSTAIN
3.  To ratify the appointment of KPMG LLP as      [ ]       [ ]         [ ]
    independent certified public accountants for the company for the fiscal year ending December 31, 2002.

4.  In their discretion, the proxies are
    authorized to vote upon such other
    matters as may properly come before the
    meeting.

    The undersigned hereby acknowledges
    receipt of the Notice of Annual Meeting
    and Proxy Statement for the 2002 Annual
    Meeting and the Annual Report for the
    fiscal year ended December 31, 2001.

Signature(s)_____________________________________________ Dated:__________, 2002
Please sign your name or names exactly as printed opposite. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. Joint owners should each sign.DATE, VOTE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                            - FOLD AND DETACH HERE -